Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of June 24, 2003 by and among Sigma Designs, Inc, a California corporation (the “Company”), (ii) the investors listed on Schedule I hereto (collectively the “Initial Investors”) and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 11 hereof (collectively, the “Investor Permitted Transferees” and each individually an “Investor Permitted Transferee”).

WHEREAS, the Company has agreed to issue and sell to the Initial Investors, and the Initial Investors have agreed to purchase from the Company, shares (the “Purchased Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), all upon the terms and conditions set forth in that certain Common Stock Purchase Agreement, dated of even date herewith, between the Company and the Initial Investors (the “Stock Purchase Agreement”); and

WHEREAS, the terms of the Stock Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Initial Investors to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.    Definitions.    The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Board” shall mean the board of directors of the Company.

“Closing” shall have the meaning ascribed to such term in the Stock Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Investors” shall mean, collectively, the Initial Investors and the Investor Permitted Transferees; provided, however, that the term “Investors” shall not include any Initial Investors or any of the Investor Permitted Transferees that cease to own or hold any Registrable Shares.

“Majority Holders” shall mean, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

“Qualifying Holder” shall have the meaning ascribed thereto in Section 11 hereof.

“Registrable Shares” shall mean (i) the Purchased Shares and any shares issued in respect thereof, and (ii) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) above.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2.    Effectiveness.    This Agreement shall become effective and legally binding only if the Closing occurs.

3.    Mandatory Registration.

(a)  No later than fourteen (14) business days after the Closing (the "Filing Date"), the Company will prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement that is then available to effect a registration of all Registrable Shares) for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the "Registration Statement"). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Registration Statement shall contain (except if otherwise directed by the Investors) the "Plan of Distribution" attached hereto as Exhibit A. The Company agrees to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, but in no event later than the earlier of the sixtieth (60th ) day following the Filing Date or the date which is within ten (10) business days of the date on which the SEC informs the Company that the SEC (i) will not review the Registration Statement or (ii) that the Company may request acceleration of the effectiveness of the Registration Statement (the "Effectiveness Date"). The Company shall be required to keep the Registration Statement effective until such date that is the earliest of (i) the date when all of the Registrable Shares registered thereunder shall have been sold, (ii) such time as all the Registrable Shares held by the Investors can be sold pursuant to Rule 144 within a given three-month period without volume limitation and without compliance with the registration requirements of the Securities Act or (iii) eighteen months from the Effectiveness Date (such date is referred to herein as the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

(b)    The offer and sale of the Registrable Shares pursuant to the Registration Statement shall not be underwritten.

(c)    The Company shall not permit any securities other than the Registrable Securities to be included in the Registration Statement, unless otherwise agreed upon in writing between the Investors and the Company.

4.    Obligations of the Company.    In connection with the Company’s obligation under Section 3 hereof to file a Registration Statement with the SEC and to use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, the Company shall, as expeditiously as reasonably possible, subject to Section 10 hereof:

(a)    Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the Mandatory Registration Termination Date;

(b)    Furnish to the selling Investors such reasonable number of copies of the Registration Statement, prospectus and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Investors may reasonably request, in order to facilitate the public or other disposition of such selling Investors’ Registrable Shares;

(c)    Notify the Investors promptly (i) when the SEC notifies the Company whether there will be a "review" of the Registration Statement and whenever the SEC comments in writing on the Registration Statement and (ii) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (iii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information; (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or prospectus untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Use reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of all states requiring such securities or Blue Sky registration or qualification, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses; and

(e)    Use reasonable efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed.

5.    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

6.    Expenses of Registration.    All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Investors selected by the selling Investors, shall be borne by the Company.

7.    Delay of Registration.    The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

8.    Indemnification.

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor (including the partners or officers, directors and stockholders of such Investor), and each person, if any, who controls such selling Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, and other federal or state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

(i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and will reimburse such selling Investor, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of, is based upon or results from (i) the sale of any Shares in violation of Section 10(a)(i)(A) or (ii) an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors, any broker/dealer acting on their behalf or controlling person with respect to them.

(b)    To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, or any selling Investors, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder (when aggregated with amounts contributed, if any, pursuant to Section 8(d)) shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Investor from the sale of Registrable Shares covered by the Registration Statement, and provided further, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party’s reasonable legal fees and expenses for the period prior to the date of its participation on such defense, and provided further, however, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 8.

(d)    If the indemnification provided in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by an Investor under this Section 8(d), when aggregated with amounts paid, if any, pursuant to Section 8(b), exceed the proceeds from the sale of Registrable Shares hereunder received by such Investor.

The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)    The obligations of the Company and Investors under this Section 8 shall survive the completion of any offering of Registrable Shares in a Registration Statement under Section 3, and otherwise.

(f)    Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding without the written consent of the indemnified party unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding.

9.    Reports Under the Exchange Act.    With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Shares to the public without registration, the Company agrees to use reasonable efforts: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act and (iii) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

10.    Selling Procedures.    Any sale of Registrable Shares pursuant to the registration statement filed in accordance with Section 3 hereof shall be subject to the following conditions and procedures:

(a)    Updating the Prospectus.

(i)    If the Company informs the selling Investor that the Registration Statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, (A) the Investor agrees not to sell any shares pursuant to the prospectus until it has been updated and (B) the Company shall use its best efforts to provide to the selling Investor a current prospectus that complies with the Securities Act as soon as practicable, but in no event later than three (3) business days after delivery of such notice by the Company. The Company's obligation to update the Registration Statement or final prospectus under this Section 10(a)(i) shall not be subject to the limitations of Section 10(a)(ii) or (b) below.

(ii)    If the Company requires more than three (3) business days to update the prospectus under Section 10(a)(i) above, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Investor, subject to the limitations set forth in Section 10(b) below, for a period of not more than thirty (30) consecutive days or sixty (60) days in the aggregate during any twelve-month period.

(b)    General.    Notwithstanding the foregoing, upon receipt of any notice from the Company of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (v) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about the Company that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then the Company may suspend use of the prospectus, in which case the Company shall promptly so notify each Investor and each Investor shall not dispose of Registrable Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed; provided, however, that, notwithstanding the foregoing, the Company may suspend use of the prospectus pursuant to Sections 10(a)(ii), 10(b)(iv) and 10(b)(v), and an Investor may be prohibited from selling or otherwise disposing of the Registrable Shares covered by the Registration Statement or prospectus, on not more than two occasions in total during any twelve-month period and for no more than thirty (30) consecutive days or sixty (60) days in the aggregate during any such twelve-month period. The Company shall use its best efforts to ensure the use of the prospectus may be resumed as soon as practicable. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

11.    Transfer of Registration Rights.    None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and be bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. For purposes of this Section 11, the term “Qualifying Holder” shall mean, with respect to any Investor, (i) any partner thereof, (ii) any corporation or partnership controlling, controlled by, under common control or under common investment management with, such Investor or any partner thereof, or (iii) any other direct transferee from such Investor of at least 37.5% of those Registrable Shares held or that may be acquired by such Investor. None of the rights of any Investor under this Agreement shall be transferred or assigned to any Person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such Person is eligible to resell such Registrable Shares pursuant to Rule 144(k) of the Securities Act or may otherwise resell all such Registrable Shares pursuant to an exemption from the registration provisions of the Securities Act.

12.    Failure to File Registration Statement and Other Events..    1. The Company and the Investors agree that the Investors will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the SEC on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the effectiveness period or if certain other events occur. The Company and the Investors further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the SEC on or prior to the Effectiveness Date or (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 12dl-2 promulgated under the Exchange Act within ten (10) business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) the Registration Statement is filed with and declared effective by the SEC but thereafter ceases to be effective as to all Registrable Securities at any time prior to the Mandatory Registration Termination Date, without being succeeded within a reasonable period by a subsequent Registration Statement filed with and declared effective by the SEC, or (iv) during the effectiveness period, trading in the Common Stock shall be suspended for any reason for more than three (3) business days in the aggregate (for purposes of this clause (iv), the term business day shall not include any day on which the Nasdaq National Market is closed for trading), or (v) the Company has breached Section 10(a)(ii) of this Agreement (any such failure or breach being referred to as an "Event"), the Company shall pay as liquidated damages for such failure and not as a penalty (the "Liquidated Damages") to the Investors an amount equal to two percent (2%) of the purchase price paid by such Investor for all Registrable Securities then held by such Investor for each thirty (30) day period, pro rated for any period less than thirty (30) days (except with respect to the Registration Statement not being declared effective by the Effectiveness Date pursuant to clause (i) of this Section 12, following the Event until the applicable Event has been cured; provided, however, that, notwithstanding the foregoing, the Company shall not be obligated to pay Liquidated Damages under this Section 12 if the Registration Statement is not deemed effective on or prior to the Effectiveness Date following a decision by the SEC to review the Registration Statement. Liquidated Damages shall cease to accrue after the date on which such Investor would be able to sell all such Registrable Securities held by it without restriction pursuant to Rule 144(k) promulgated under the Securities Act. Payments to be made pursuant to this Section 12 shall be due and payable immediately upon demand at the option of the Investors in cash. The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the SEC on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the effectiveness period or if any other Event as described herein has occurred.

13.    Entire Agreement.    This Agreement (including the exhibits hereto) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

14.    Miscellaneous.

(a)  Amendments.    This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company. Notwithstanding the foregoing, the Company may in its sole discretion amend this Agreement to add as parties to this Agreement additional purchasers of Common Stock pursuant to the Stock Purchase Agreement.

(b)    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 11 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares provided that the terms and conditions of Section 11 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Shares, all of such Investor’s rights under this Agreement shall immediately terminate.

(c)    Notices.

(i)    Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by mail, courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(ii)    All correspondence to the Company shall be addressed as follows:

Sigma Designs, Inc.

1221 California Circle

Milpitas, CA 95035

Attention: Thinh Tran

Title: President and Chief Executive Officer

Fax: (408) 957-9740

with a copy to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention: Don Williams

Fax (650) 496-4367

(iii)    All correspondence to any Investor shall be sent to the most recent address furnished by the Investor to the Company.

(iv)    Any Investor may change the address to which correspondence to it is to be addressed by notification as provided for herein.

(d)    Injunctive Relief.    The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(e)    Attorney’s Fees.    If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(f)    Severability.    If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

(g)    Aggregation of Shares.    Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(h)    Counterparts.    This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

SIGMA DESIGNS, INC.

By:	/s/ THINH TRAN
Name: Thinh Tran Title: President and Chief Executive Officer

INVESTORS ACQUA WELLINGTON OPPORTUNITY I LIMITED

By:	/s/ MICHAEL TAYLOR
Name: Michael Taylor Title: Director

Schedule I

SCHEDULE OF INITIAL INVESTORS

Acqua Wellington Opportunity I Limited*
Shirlaw House
87 Shirley Street
P.O. Box SS-19084
Nassau, Bahamas

*A copy of all notices shall also be sent to:

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention: Christopher S. Auguste
Tel. No.: (212) 704-6000
Fax No.: (212) 704-6288

Exhibit A

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholder. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	transactions on The Nasdaq National Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	in connection with short sales of the shares;
•	by pledge to secure debt and other obligations;
•	through the writing of options, whether the options are listed on an options exchange or otherwise;
•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions(to the extent such transactions comply with the Securities Act of 1933, as amended) and in settlement of other transactions in standardized or over-the-counter options; or
•	through a combination of any of the above transactions.

The selling stockholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We entered into a registration rights agreement for the benefit of the selling stockholder to register our common stock under applicable federal and state securities laws. The registration rights agreement provides for cross- indemnification of the selling stockholder and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling stockholder incident to the offering and sale of the common stock.

Exhibit B

INSTRUMENT OF ADHERENCE

Reference is hereby made to that certain Registration Rights Agreement, dated as of June 24, 2003, among Sigma Designs, Inc., a California corporation (the “Company”), the Initial Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of              shares of common stock, no par value per share (the “Common Stock”), of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below.

Signature:

Name:

Title:

Accepted: SIGMA DESIGNS, INC.

By:
Thinh Tran President and Chief Executive Officer

Date: